FOR IMMEDIATE RELEASE

CONAGRA FOODS’ FISCAL 2008 SECOND-QUARTER EPS TO BE HIGHER THAN PLANNED

OMAHA, Neb., Dec. 5, 2007 – ConAgra Foods, Inc., (NYSE:CAG) announced today that diluted EPS from continuing operations for its fiscal 2008 second quarter, which ended Nov. 25, 2007, will be higher than planned. Previously the company had commented that it expected fiscal 2008 second-quarter diluted EPS from continuing operations to be in line with year-ago amounts. The higher EPS is attributable to stronger-than-expected performance in its Trading and Merchandising segment and its Food and Ingredients segment.

Because the company has not yet finalized the details of the quarter’s performance for all of its segments, the company will wait to discuss the specifics of the quarter’s results in the earnings release and conference call scheduled for Dec. 20, 2007.

ConAgra Foods, Inc., (NYSE:CAG) is one of North America’s leading packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM and many others. For more information, please visit us at www.conagrafoods.com.

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CONAGRA FOODS

Note on Forward-looking Statements:

This document contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility to update these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, the company’s ability to execute its operating and restructuring plans, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the ultimate impact of recalls, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.

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